CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 406

Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***]. This exhibit (containing the non-public information) has been filed separately with the Secretary of the Securities and Exchange Commission without redaction pursuant to a Confidential Treatment Request under Rule 406 of the Securities Act of 1933, as amended.

Exhibit 4.1.3

SECURITY AGREEMENT dated as of June 4, 2010 (this “Agreement”), among DT ACCEPTANCE CORPORATION, an Arizona corporation (“DTAC”), DRIVETIME AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG” and, together with DTAC, the “Issuers”), DRIVETIME CAR SALES COMPANY, LLC, an Arizona limited liability company (the “Secured Guarantor” and together with the Issuers, the “Grantors” and each a “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

RECITALS:

Reference is made to (a) the Indenture, dated as of June 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Secured Guarantor, the other Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), pursuant to which the Issuer issued 12.625% Senior Secured Notes due 2017 (collectively, the “Notes”), and (b) the Intercreditor Agreement dated as of June 4, 2010 (as amended, supplemented, replaced or otherwise modified from time to time, the “Intercreditor Agreement”), among the Issuers, the Secured Guarantor, DriveTime Sales and Finance Company, LLC, the Collateral Agent and Manheim Automotive Financial Services, Inc. and Santander Consumer USA Inc., as lenders under the Senior Inventory Facility (as defined in the Indenture).

As an inducement to the Holders (as defined in the Indenture) to purchase the Notes, the Grantors hereby agree with the Collateral Agent, for the ratable benefit of the Secured Parties, to pledge and assign the Collateral referred to herein and undertake the other matters described herein.

Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Indenture. All terms defined in the Uniform Commercial Code as in effect in the State of New York (“UCC”) and not defined in this Agreement have the meanings specified therein.

SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of a Receivable.

“Cash Collateral Account” shall mean account number [***] maintained by DTAC with Wells Fargo Bank, National Association.

“Certificate of Title” shall mean the certificate of title, manufacturer’s certificate of origin or other document issued by a Governmental Authority evidencing ownership of a Motor Vehicle.

“Collateral” shall mean the Issuer Collateral and the Grantor Collateral.

“Collateral Documents” shall mean this Agreement, the Pledge Agreement, the Securities Account Control Agreement and any other agreement, document or instrument executed and delivered pursuant to Section 4.16 or Section 10.01 of the Indenture, in each case as the same may be amended, restated or otherwise modified from time to time.

“Common Collateral” shall have the meaning set forth in the Intercreditor Agreement.

“Entitlement Holder” shall mean a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

[***] Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

“Financial Asset” shall mean (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or that is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

“First Priority Security Documents” shall have the meaning set forth in the Intercreditor Agreement.

“First Priority Obligations Payment Date” shall have the meaning set forth in the Intercreditor Agreement.

“First Priority Creditors” shall have the meaning set forth in the Intercreditor Agreement.

“General Intangibles” shall mean all “general intangibles” (as defined in the UCC) and shall include choses in action and causes of action and all other assignable intangible personal property of every kind and nature (other than Receivables) now owned or hereafter acquired, including corporate or other business records, indemnification claims and contract rights (including rights under leases, whether entered into as lessor or lessee, and other agreements).

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor Collateral” has the meaning set forth in Section 2(b).

“Indemnitee” has the meaning set forth in Section 7.06 hereof.

“Inventory” shall mean all Motor Vehicles that are held for sale or lease or to be furnished under a contract of service.

“Issuer Collateral” has the meaning set forth in Section 2(a).

“Motor Vehicle” shall mean a vehicle, the ownership of which is embodied in a Certificate of Title, driven or drawn by mechanical power and manufactured primarily for use on streets, roads and highways.

“Payment Default” means any Event of Default of the type described in clauses (a) and (b) of the definition thereof contained in the Indenture and any other Event of Default pursuant to which the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby and executed by each of the Grantors.

“Pledge Agreement” shall mean the Pledge Agreement dated as of June 4, 2010, by DTAC in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Pledged SPS” shall mean at any time the Equity Interests of each Special Purpose Subsidiary owned directly by an Issuer or Guarantor to the extent such Equity Interests are pledged as Collateral under the Pledge Agreement.

“Proceeds” shall mean “proceeds” (as defined in the UCC) and shall include any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the First Priority Creditors pursuant to the First Priority Security Documents with respect to the Grantor Collateral or the Collateral Agent pursuant to Section 6.01 hereof and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” shall mean installment sale contracts and loans (whether or not evidenced by a promissory note) for the purchase of and/or secured by a Motor Vehicle, and leasing contracts with respect to Motor Vehicles.

“Receivables Financing Arrangement” shall mean any financing arrangement whereby DTAC has pledged or assigned, or agreed to pledge or assign, Receivables and Related Assets to secure a Pledged Term Receivables Facility or other Indebtedness permitted under the Indenture to be so secured.

“Records” shall mean, with respect to any Collateral, all contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software and related property and rights) relating to such Collateral and, with respect to a Receivable, the related Account Debtor.

“Related Assets” shall mean (a) with respect to any Receivable:

(i) all right, title and interest of the relevant Issuer in, under and to all security agreements and other contracts that evidence or secure (or provide other credit support for) the repayment of such Receivable;

(ii) all of the relevant Issuer’s interest in the Motor Vehicles (including returned Motor Vehicles), if any, relating to the sale which gave rise to such Receivable;

(iii) all supporting obligations including all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract relating to such Receivable or otherwise, together with all financing statements authorized by an Account Debtor describing any collateral securing such Receivable;

(iv) all letter of credit rights, guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the contract relating to such Receivable or otherwise;

(v) all Records relating to such Receivable;

(vi) all Proceeds of any and all of the foregoing.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Residual Property Rights” shall mean, with respect to any Receivables Financing Arrangement, all of such Grantor’s right, title and interest in and to the following: (x) each credit agreement, security agreement, sale agreement, guarantee or other document entered into by, or in favor of, such Grantor in connection with such Receivables Financing Arrangement (each such document, a “Receivables Financing Document”), including, without limitation, (A) all rights to receive moneys due or to become due under or pursuant to such Receivables Financing Document (on account of the underlying Receivables and Related Assets or otherwise), (B) all rights to receive proceeds of any indemnity, warranty or guarantee with respect to such Receivables Financing Document, (C) claims for damages arising out of or for breach of or default under such Receivables Financing Document, (D) the right to perform under such Receivables Financing Document and to compel performance and otherwise exercise all remedies thereunder and (E) all other right, title and interest of such Grantor in such Receivable Financing Document (including, but not limited to, the right to repurchase or receive in any manner the Receivables and Related Assets or Proceeds thereof).

“Secured Obligations” shall mean (a) with respect to each Issuer, (i) the due and punctual payment of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase or otherwise, and (B) all other monetary obligations, including penalties, reimbursements, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Grantor or the other Notes Parties to the Secured Parties under the Indenture, this Agreement and the other Indenture Documents, and (ii) the due and punctual performance of all agreements, obligations and liabilities of each Grantor under or pursuant to the Indenture, this Agreement and the other Indenture Documents and (b) with respect to the Secured Guarantor, its Notes Guarantee.

“Secured Parties” shall mean, collectively, the Collateral Agent, the Trustee and the Holders, the beneficiaries of each indemnification obligation undertaken by any Notes Party under any Indenture Document and the successors and assigns of each of the foregoing, in each case, to which any Secured Obligations are owed.

“Securities” shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer that (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

“Securities Account” shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

“Securities Account Control Agreement” means the Deposit Account and Securities Account Control Agreement dated on or about June 4, 2010 among DTAC, the Collateral Agent and Wells Fargo Bank, National Association.

“Securities Intermediary” shall mean (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

“Security Entitlements” shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

“Security Interest” means the security interest in the Collateral granted by the Grantors to the Collateral Agent pursuant to Section 2.01.

SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Indenture shall be applicable to this Agreement.

ARTICLE II

Security Interest

SECTION 2.01. Security Interest.

(a) Each Issuer, in order to secure the Secured Obligations, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of such Issuer, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Issuer Collateral”):

(i) all Receivables and Related Assets, other than Receivables and Related Assets pledged or assigned to secure other Indebtedness permitted under the Indenture to be so secured;

(ii) all General Intangibles and Residual Property Rights, in each case with respect to any and all Receivables Financing Documents;

(iii) the Cash Collateral Account and all cash and Cash Equivalents held in the Cash Collateral Account from time to time; and

(iv) all Proceeds of the Issuer Collateral described in the foregoing clauses (i) through (iii);

(b) Each Issuer and the Secured Guarantor, in order to secure the Secured Obligations, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of such Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Grantor Collateral”):

(i) Inventory (including all Motor Vehicles);

(ii) Certificates of Title related to Inventory;

(iii) insurance policies and benefits and rights under insurance policies, all as related to Inventory, which such Grantor is solely or jointly the owner of, insured under, the lienholder or loss payee under or the beneficiary of;

(iv) accessions to, substitutions for and all replacements, products and Proceeds of, any of the foregoing property described in the foregoing clause (i) through (iii); and

(v) books and records (including, without limitation, financial statements, accounting records, customer lists, credit files, computer programs, electronic data, printouts and other computer materials and records) of each Grantor pertaining to any of the foregoing property;

provided, however, that the Grantor Collateral shall not include any Issuer Collateral or other property not described above.

SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 2.03. Exceptions from the Security Interest. Notwithstanding anything in this Agreement or any other Indenture Document to the contrary, the Collateral shall not include any property to the extent that the grant of a security interest therein is prohibited by any applicable law or regulation, requires a consent not obtained of any Governmental Authority pursuant to any applicable law or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property. Each Grantor shall upon request of the Collateral Agent use all reasonable efforts to obtain any such required consent that is reasonably obtainable.

ARTICLE III

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

SECTION 3.01. Title and Authority. Each Grantor has good title to all Collateral and with respect to which it has purported to grant a Security Interest hereunder except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its intended purposes, and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

SECTION 3.02. Filings. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein includes the exact legal name of each Grantor and otherwise is correct and complete in all material respects. UCC financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations and (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other analogous applicable law in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than (i) with respect to Grantor Collateral, Prior Inventory Liens and Permitted Collateral Liens and (ii) with respect to Issuer Collateral, Permitted Collateral Liens.

SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for (i) with respect to Grantor Collateral, Prior Inventory Liens and Permitted Collateral Liens and (ii) with respect to Issuer Collateral, Permitted Collateral Liens. No Grantor has filed or consented to the filing of any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral.

ARTICLE IV

Covenants

SECTION 4.01. Records. Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any material part of the Collateral.

SECTION 4.02. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien except (i) with respect to the Grantor Collateral, Prior Inventory Liens and Permitted Collateral Liens and (ii) with respect to Issuer Collateral, Permitted Collateral Liens.

SECTION 4.03. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as may be reasonably necessary to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

SECTION 4.04. Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, at reasonable times and intervals during normal business hours upon reasonable advance notice to the respective Grantor and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of the Collateral. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

SECTION 4.05. Taxes; Encumbrances. During the occurrence or continuation of a Payment Default, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 4.06 of the Indenture, and may pay for the maintenance and preservation of the Collateral, in each case to the extent any Grantor fails to do so as required by the Indenture or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Indenture Documents.

SECTION 4.06. [RESERVED].

SECTION 4.07. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

SECTION 4.08. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, in either case except (i) with respect to the Grantor Collateral, Prior Inventory Liens and Permitted Collateral Liens, (ii) with respect to Issuer Collateral, Permitted Collateral Liens and (iii) as otherwise permitted herein or in the Indenture.

SECTION 4.09. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Receivables, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any material credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

SECTION 4.10. [RESERVED].

SECTION 4.11. [RESERVED].

SECTION 4.12. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Issuer agrees, in each case at such Issuer’s own expense, to, except to the extent otherwise provided in the Pledge Agreement, if any Issuer shall at any time hold or acquire any certificated securities that constitute Collateral, such Issuer shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities that constitute Collateral now or hereafter acquired by any Issuer are uncertificated and are issued to such Issuer or its nominee directly by the issuer thereof, such Issuer shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Issuer or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities.

ARTICLE V

Power of Attorney

SECTION 5.01. Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, subject to, in the case of Grantor Collateral, the Intercreditor Agreement, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, if a Payment Default shall have occurred and be continuing (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Receivables to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. The Collateral Agent shall give prior or simultaneous notice to the Issuer of its intent to begin taking actions under this Section 5.01; provided, however, that any failure to give such notice shall in no way affect the Collateral Agent’s right, power or authority to take such actions. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Indenture Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right that it may have on the date of this Agreement or hereafter, whether hereunder, under this Agreement or the Indenture, by law or otherwise.

ARTICLE VI

Remedies

SECTION 6.01. Remedies upon Payment Default. Upon the occurrence and during the continuance of a Payment Default, each Grantor agrees, subject to, in the case of Grantor Collateral, the Intercreditor Agreement, to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right, subject to, in the case of Grantor Collateral, the Intercreditor Agreement, to, with or without legal process and with or without prior demand for performance, take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to, in the case of Grantor Collateral, the Intercreditor Agreement and, in the case of all Collateral, the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Except as provided below, the Collateral Agent shall give prior or simultaneous notice to the Issuer of its intent to begin taking actions under this Section 6.01; provided, however, that any failure to give such notice shall in no way affect the Collateral Agent’s right, power or authority to take such actions.

The Collateral Agent shall give the Grantors 5 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 6.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor, except that any remaining proceeds thereof shall be delivered to the Grantors to the extent required by Section 6.02. For purposes hereof, subject, in each case with respect the Grantor Collateral, to the Intercreditor Agreement, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full in cash. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

SECTION 6.02. Application of Proceeds of Sale. Subject to the Intercreditor Agreement in the case of the Grantor Collateral, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or under any other Indenture Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Indenture Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Indenture Document; and

SECOND, in the order set forth in Section 6.10 of the Indenture.

The Collateral Agent shall have, subject to the Intercreditor Agreement in the case of the Grantor Collateral, absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 12.03 of the Indenture.

SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Indenture Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Indenture Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Indenture Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the Indenture, regardless of any investigation made by the Secured Parties or on their behalf, and notwithstanding that any Secured Party may have had notice or knowledge of any Default, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns.

SECTION 7.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof applicable to it.

(b) Without limitation of its indemnification obligations under the other Indenture Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent, the Trustee, the Holders and their Related Parties (each such Person being called an “Indemnitees”) against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of this Agreement or any other Indenture Document, or any investigation made by or on behalf of the Collateral Agent or any Holder. All amounts due under this Section 7.06 shall be payable on written demand therefor and shall bear interest at the rate per annum publicly announced by the Collateral Agent as its prime rate in effect at its principal office on the date such written demand is made.

SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Indenture Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Indenture Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification relates, subject to any consent required in accordance with Article 9 of the Indenture.

SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER INDENTURE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

SECTION 7.10. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Indenture Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Indenture Documents and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile or Adobe .pdf transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.12. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 7.13. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Indenture Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Indenture Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Indenture Document against any Grantor or its properties in the courts of any jurisdiction.

(b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Indenture Document in any court referred to in paragraph (a) of this Section 7.13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.14. Termination. (a) This Agreement and the Security Interest shall terminate when all the Secured Obligations have been paid in full in cash.

(b) The security interest granted hereby in any Collateral shall be automatically released as provided for, and only to the extent required by, Section 10.04 of the Indenture.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 7.14, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent.

SECTION 7.15. Additional Grantors. Each Subsidiary of an Issuer that enters into a Permitted Inventory Facility after the Issue Date that is (or is required to become pursuant to the Indenture) a Guarantor is required to enter into this Agreement as a Grantor upon becoming a Guarantor. Upon execution and delivery by the Collateral Agent and a Guarantor of an instrument in the form of Annex 2 hereto, such Guarantor shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 7.16. The Collateral Agent; Limitation on Duty of Collateral Agent in Respect of Collateral. (a) It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in the Indenture. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Articles 7 and 10 of the Indenture. The Collateral Agent will be subject to such directions as may be given to it by the Holders or the Trustee from time to time (as required or permitted by the Indenture). Except as directed by the Holders or the Trustee as required or permitted by the Indenture or as required or permitted by the Collateral Documents, the Collateral Agent will not be obligated (i) to act upon directions purported to be delivered to it by any other Person, (ii) to foreclose upon or otherwise enforce any Security Interest, or (iii) to give any consents, make any determination, exercise its discretion or take any other action whatsoever with regard to any or all of the Security Interest, the Collateral Documents, or the Collateral. No provision of this Agreement will require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives from the Holders indemnity satisfactory to it against any loss, liability or expense.

(b) In acting as Collateral Agent, the Collateral Agent may rely upon and enforce for its own benefit each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Articles 7 and 10 of the Indenture, each of which shall also be deemed to be for the benefit of the Collateral Agent.

SECTION 7.17. Intercreditor Agreement. The Liens created by this Agreement with respect to the Grantor Collateral are junior and subordinate to the Liens on such property created by any similar instrument now or hereafter granted to any First Priority Creditor, in such property, in accordance with the provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary, the exercise of any right or remedy by the Collateral Agent hereunder with respect to the Grantor Collateral is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to the Grantor Collateral, the terms of the Intercreditor Agreement shall govern.

SECTION 7.18 Reliance by Collateral Agent. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Secured Parties. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DT ACCEPTANCE CORPORATION

By:	/s/ Steven P. Johnson
	Name:	Steven P. Johnson
	Title:	President

DRIVETIME AUTOMOTIVE GROUP, INC.

By:
	Name:	Raymond C. Fidel
	Title:	Chief Executive Office

DRIVETIME CAR SALES COMPANY, LLC

By:
	Name:	Jon D. Ehlinger
	Title:	Secretary

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DT ACCEPTANCE CORPORATION

By:
	Name:	Steven P. Johnson
	Title:	President

DRIVETIME AUTOMOTIVE GROUP, INC.

By:	/s/ Raymond C. Fidel
	Name:	Raymond C. Fidel
	Title:	Chief Executive Office

DRIVETIME CAR SALES COMPANY, LLC

By:
	Name:	Jon D. Ehlinger
	Title:	Secretary

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DT ACCEPTANCE CORPORATION

By:
	Name:	Steven P. Johnson
	Title:	President

DRIVETIME AUTOMOTIVE GROUP, INC.

By:
	Name:	Raymond C. Fidel
	Title:	Chief Executive Office

DRIVETIME CAR SALES COMPANY, LLC

By:	/s/ Jon D. Ehlinger
	Name:	Jon D. Ehlinger
	Title:	Secretary

[Signature Page to Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

[Signature Page to Security Agreement]

Annex 1 to the

Security Agreement

PERFECTION CERTIFICATE

Reference is made to (a) the Indenture dated as of June 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among DriveTime Automotive Group, Inc., a Delaware corporation (“DTAG”), DT Acceptance Corporation (“DTAC” and together with DTAC the “Issuers”), DriveTime Car Sales Company (the “Secured Guarantor” and together with the Issuers, the “Grantors”), the other Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent (in such capacity, the “Collateral Agent”), and (b) the Security Agreement dated as of June 4, 2010 (the “Security Agreement”) among the Grantors and the Collateral Agent. Capitalized terms used but not defined herein have the meanings assigned in the Indenture, the Security Agreement or the Pledge Agreement referred to therein, as applicable.

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of incorporation or formation, is as follows:

(b) Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the legal name, Organizational Identification Number (if any), the Federal Taxpayer Identification Number and the jurisdiction of formation of each acquiree or constituent party to a merger or consolidation.

(d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

(e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

(f) Set forth below is the Federal Taxpayer Identification Number of each Grantor: [only necessary for filing in North Dakota and South Dakota.]

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Mailing Address	County	State

(b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”):

Grantor	Mailing Address	County	State

(c) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

Grantor:	Jurisdiction:

(d) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor	Mailing Address	County	State

3. Unusual Transactions. All Receivables have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office where filings described in Section 5 hereof are to be made, and such search reports reflect no liens against any of the Collateral other than those permitted under the Indenture.

5. UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located or those to be terminated by UCC-3 Financing Statement Amendments set forth in Schedule 6.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7. Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of each Subsidiary of an Issuer, in each case that is owned by an Issuer (with each Subsidiary that is a Pledged SPS as of the Issue Date marked with an *).

8. Securities Accounts. Attached hereto as Schedule 8 is the name and address of the intermediary institution, the type of account and the account number with respect to the Cash Collateral Account.

IN WITNESS WHEREOF, the parties hereto have duly executed this Perfection Certificate as of the day and year first written above.

DRIVETIME AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

DRIVETIME ACCEPTANCE CORPORATION

By:
Name:
Title:

DRIVETIME CAR SALES COMPANY, LLC

By:
Name:
Title:

Annex 2 to the

Security Agreement

SUPPLEMENT NO. [   ] dated as of [            ] (this “Supplement”), to the Security Agreement dated as of June 4, 2010 (as amended, supplemented or otherwise modified from time to time the “Security Agreement”), among DriveTime Automotive Group, Inc., a Delaware corporation (“DTAG”), DT Acceptance Corporation (“DTAC” and together with DTAG the “Issuers”), DriveTime Car Sales Company (the “Secured Guarantor” and together with the Issuers, the “Grantors”) and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement).

A. Reference is made to (a) the Indenture, dated as of June 4, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuers, the Secured Guarantor, the other Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), pursuant to which the Issuers issued 12.625% Senior Secured Notes due 2017 (collectively, the “Notes”), and (b) the Intercreditor Agreement dated as of May 1, 2009 (as amended, supplemented, replaced or otherwise modified from time to time, the “Intercreditor Agreement”), among the Issuers, the Secured Guarantor, DriveTime Sales and Finance Company, LLC, the Collateral Agent and Manheim Automotive Financial Services, Inc. and Santander Consumer USA Inc., as lenders under the Senior Inventory Facility (as defined in the Indenture).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and, if not defined therein, in the Indenture.

C. The Grantors have entered into the Security Agreement in order to induce the Holders to purchase Notes. Each Subsidiary of an Issuer that is a Guarantor under the Indenture that pledges Inventory pursuant to a Permitted Inventory Facility is required to enter into the Security Agreement as a Grantor upon becoming a Secured Guarantor. Section 7.15 of the Security Agreement provides that such Guarantor may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.

Accordingly, the Collateral Agent and the undersigned (the “New Grantor”) agree as follows:

SECTION 1. In accordance with Section 7.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date, in which case such representation and warranty shall be true and correct on such date. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Grantor Collateral of the New Grantor. Each reference to a “Grantor” or “Secured Guarantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile or Adobe .pdf transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Grantor Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below, with a copy to the Issuer.

SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent,

by
Name:
Title:

Schedule I to Supplement No. [    ]

to the Security Agreement

LOCATION OF COLLATERAL

Description	Location